EXHIBIT 99.1

   Premiere Global Services Reports Third Quarter Revenues of $121M and $0.15 Diluted EPS from Continuing Operations, Excluding Restructuring Charge; Company
                         Provides 2006Financial Outlook

    ATLANTA--(BUSINESS WIRE)--Oct. 25, 2005--Premiere Global Services, Inc. (NYSE: PGI), a global outsource provider of business process solutions, today announced results for the third quarter ended September 30, 2005. Revenues were $120.9 million, up 5.0% from $115.2 million in the third quarter of 2004. Excluding a $2.7 million pre-tax restructuring charge, normalized operating income totaled $19.8 million, normalized income from continuing operations totaled $11.2 million and normalized diluted EPS from continuing operations totaled $0.15.(a) Including this pre-tax restructuring charge, operating income totaled $17.1 million, income from continuing operations totaled $9.5 million and diluted EPS from continuing operations totaled $0.13.
    In the third quarter of 2004, operating income totaled $18.9 million, income from continuing operations totaled $14.9 million and diluted EPS from continuing operations totaled $0.21. Normalized operating income totaled $18.9 million, normalized income from continuing operations totaled $11.5 million and normalized diluted EPS from continuing operations was $0.16 in the third quarter of 2004.(a)

    Third Quarter Revenue Detail

    Conferencing & Collaboration revenue totaled $62.1 million, up 15.4% from $53.8 million in the comparable prior year quarter. As expected, revenue from the Company's largest customer declined by $7.3 million dollars, totaling $4.7 million versus $12.0 million in the third quarter of 2004. Excluding revenue contribution from this customer in both quarters, Conferencing & Collaboration revenue increased 37.3% in the third quarter of 2005 versus the third quarter of 2004.(a)
    Data Communications revenue totaled $58.9 million, down 4.3% from $61.5 million in the comparable prior year quarter. Revenue from legacy broadcast fax services declined $4.2 million dollars, totaling $28.1 million versus $32.3 million in the third quarter of 2004. Excluding revenue contribution from legacy broadcast fax services in both quarters, Data Communications revenue increased 5.3% in the third quarter of 2005 versus the third quarter of 2004.(a)

    Nine Month Results

    Revenues totaled $380.3 million for the nine months ended September 30, 2005, up 14.5% from $332.1 million in the comparable prior year period. Excluding pre-tax restructuring charges of $3.3 million, normalized operating income totaled $66.0 million, normalized income from continuing operations totaled $38.1 million and normalized diluted EPS from continuing operations totaled $0.53.(a) Including these pre-tax restructuring charges, operating income totaled $62.8 million, income from continuing operations totaled $36.1 million and diluted EPS from continuing operations totaled $0.50.
    In the first nine months of 2004, operating income was $52.2 million, income from continuing operations was $23.6 million and diluted EPS from continuing operations was $0.35. In the first nine months of 2004, normalized operating income was $52.2 million, normalized income from continuing operations was $32.0 million and normalized diluted EPS from continuing operations was $0.45.(a)

    Financial Outlook

    The following statements are based on Premiere Global Services' current expectations as of October 25, 2005. These statements are forward-looking statements and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company's filings with the Securities and Exchange Commission.
    The Company projects that revenues and diluted EPS from continuing operations in 2005 will be within its previous guidance of $494 to $498 million and $0.66 to $0.67, respectively, excluding pre-tax restructuring charges of $3.3 million during the year.
    Revenues in 2006 are projected to be in the range of $480 million to $500 million. The Company expects that its core services will continue to grow in 2006 and beyond. However, anticipated growth in core services next year will largely be offset by a projected decline in revenue from the Company's legacy broadcast fax business of approximately $20 million and a projected decline in revenue from its largest customer of approximately $20 million during the year.
    The Company projects that cash flows from operating activities will be in the range of $90 to $95 and capital expenditures will total approximately $26 million in 2006. The Company expects free cash flow in 2006 will be in the range of $64 to $69 million, or $0.88 to $0.95 per share.(a) Cash taxes paid in 2006 are expected to equal the Company's effective tax rate of 37% to 38% due the expiration of its domestic net operating loss carry-forwards.
    Excluding equity based compensation and amortization, pro forma diluted EPS from continuing operations in 2006 is expected to be in the range of $0.77 to $0.82.(a) GAAP diluted EPS from continuing operations in 2006 is projected to be in the range of $0.58 to $0.63, including equity based compensation of approximately $10.7 million, which includes an estimate for the expensing of stock options as required under SFAS 123(R).
    "I am excited about the momentum in our core services of Conferencing & Collaboration, Document Management, Notifications Management and Marketing Automation," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "Our profile in the market and value to our customers has increased dramatically this year with the introduction of a number of communication technologies-based solutions aimed at simplifying business processes.
    "Despite significant operational accomplishments, we believe our stock remains undervalued, which is why we repurchased nearly 800,000 shares of our common stock in the open market during the third quarter. We plan to continue to use our cash flow and liquidity to retire additional shares in the future. In addition, our Company has historically generated significant returns on invested capital, and we plan to continue to reinvest for growth by further consolidating the industries in which we compete.
    "Looking ahead, we believe our core solutions, coupled with innovation, will generate solid, consistent organic growth that will more than overcome the expected revenue decline from our largest conferencing customer and our legacy broadcast fax business. To that end, our focus in the year ahead will be to continue to improve our customer experience by automating more of our service delivery and to constantly improve the effectiveness of our global selling efforts. We believe the benefits of our development efforts will be improved operating efficiencies and that our sales productivity initiatives will increase revenue growth and lower overall selling and marketing expenses over time.
    "I strongly believe that our Company has the people, platform, solutions, distribution and operating initiatives in place to become more valuable to our customers and shareholders."

    (a) To supplement the Company's consolidated financial statements presented in accordance with GAAP, we have included the following non-GAAP measures of financial performance: normalized operating income, normalized income from continuing operations, normalized diluted EPS from continuing operations, proforma diluted EPS from continuing operations and free cash flow. Management uses these measures internally as a means of analyzing the Company's current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. In addition, we present certain business segment revenue growth statistics that are derived from non-GAAP financial measures. Please see the table attached for calculation of these non-GAAP financial measures and for reconciliation to the most directly comparable GAAP measures. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

    Conference Call

    The Company will hold a conference call at 5:00 p.m. Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (800) 565-5442 (US & Canada) or (913) 312-1298
(International). The conference call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Global service, and can be accessed at http://ir.premiereglobal.com. You may also follow this link for details on the Internet replay and for the text of the earnings release, including the financial and statistical information to be presented in the call.
    A replay will be available following the call at 8:00 p.m. Eastern through midnight Eastern November 4, 2005, and can be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820
(International). The confirmation code is 2057724. The Webcast of this call will be archived on the Company's Website at http://ir.premiereglobal.com.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc. provides business process solutions that enable enterprise customers to automate and simplify components of their critical business processes and to communicate more effectively with their constituents.
    We offer data management and delivery solutions and conferencing and collaboration services on an outsource-basis, hosted on our global proprietary platforms. Customers apply our communication technologies-based solutions to a number of business processes, such as receivables collections, continuing education, alerts and notifications, investor calls, statement and invoice delivery, international collaboration, document automation, and other applications, in order to increase efficiency, to improve productivity and to raise customer satisfaction levels.
    With over 2,230 employees in 19 countries around the world, Premiere Global Services(SM) has an established customer base of approximately 60,000 corporate accounts, including a majority of the Fortune 500. Our corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors Affecting Future Performance" section of our Annual Report on Form 10-K for the year ended December 31, 2004. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.



           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
       THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
           (IN THOUSANDS, UNAUDITED, EXCEPT PER SHARE DATA)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------

REVENUES                          $120,949 $115,198 $380,266 $332,105
OPERATING EXPENSES:
 Cost of revenues (exclusive
  of depreciation shown
  separately below)                 43,069   40,620  136,459  120,359
 Selling and marketing              30,756   31,475   97,005   87,091
 General and administrative         14,434   12,677   39,596   36,624
 Research and development            2,681    2,723    7,736    8,154
 Depreciation                        5,400    6,469   18,325   19,302
 Amortization                        3,565    2,419   10,015    6,232
 Restructuring costs                 2,745        -    3,285        -
 Equity based compensation           1,213      (96)   5,093    2,182
                                   -------- -------- -------- --------
   Total operating expenses        103,863   96,287  317,514  279,944
                                   -------- -------- -------- --------

OPERATING INCOME                    17,086   18,911   62,752   52,161
                                   -------- -------- -------- --------

OTHER INCOME (EXPENSE):
 Interest expense                   (1,677)    (728)  (3,926)  (3,875)
 Interest income                        61      136      481      484
 Debt conversion costs                            -        -  (17,027)
 Loss on sale of marketable
  securities                             -        -     (116)     (87)
 Other, net                             60      998      126    1,827
                                   -------- -------- -------- --------
   Total other income (expense)     (1,556)     406   (3,435) (18,678)
                                   -------- -------- -------- --------

INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES                15,530   19,317   59,317   33,483
INCOME TAX EXPENSE                   6,008    4,427   23,175    9,911
                                   -------- -------- -------- --------
INCOME FROM CONTINUING OPERATIONS $  9,522 $ 14,890 $ 36,142 $ 23,572
                                   ======== ======== ======== ========

DISCONTINUED OPERATIONS:
 (Loss) gain from operations of
  Voicecom                               -        -   (1,952)   1,956
 Income tax (benefit) expense            -        -     (683)     761
                                   -------- -------- -------- --------
   (Loss) gain on discontinued
    operations                           -        -   (1,269)   1,195
                                   -------- -------- -------- --------

NET INCOME                        $  9,522 $ 14,890 $ 34,873 $ 24,767
                                   ======== ======== ======== ========

BASIC EARNINGS PER SHARE:
 Income from continuing
  operations                      $  9,522 $ 14,890 $ 36,142 $ 23,572
                                   -------- -------- -------- --------
 Net income                       $  9,522 $ 14,890 $ 34,873 $ 24,767
                                   -------- -------- -------- --------

 BASIC WEIGHTED AVERAGE SHARES
  OUTSTANDING:                      70,326   69,709   70,437   62,003
                                   ======== ======== ======== ========

 Basic earnings per share:
  Continuing operations           $   0.14 $   0.21 $   0.51 $   0.38
  Discontinued operations         $      - $      - $  (0.01)$   0.02
                                   -------- -------- -------- --------
  Net income                      $   0.14 $   0.21 $   0.50 $   0.40
                                   ======== ======== ======== ========

DILUTED EARNINGS PER SHARE:

 Income from continuing operations
  for purposes of computing
  diluted net income per share    $  9,522 $ 14,890 $ 36,142 $ 24,954
                                   -------- -------- -------- --------
 Net income for purposes of
  computing diluted net income per
  share                           $  9,522 $ 14,890 $ 34,873 $ 26,149
                                   -------- -------- -------- --------

 DILUTED WEIGHTED AVERAGE SHARES
  OUTSTANDING:                      72,417   71,996   72,457   71,975
                                   ======== ======== ======== ========

 Diluted earnings per share:
  Continuing operations           $   0.13 $   0.21 $   0.50 $   0.35
  Discontinued operations         $      - $      - $  (0.02)$   0.01
                                   -------- -------- -------- --------
  Net income                      $   0.13 $   0.21 $   0.48 $   0.36
                                   ======== ======== ======== ========




           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
               SEPTEMBER 30, 2005 AND DECEMBER 31, 2004
                  (IN THOUSANDS, EXCEPT SHARE DATA)


                                            September 30, December 31,
                                                 2005        2004
                                             -----------  ------------
                                              (Unaudited)
ASSETS
CURRENT ASSETS
 Cash and equivalents                          $   26,264  $   25,882
 Marketable securities, available for sale              -         576
 Accounts receivable (less allowances of
  $7,940 and $5,706, respectively)                 83,935      72,055
 Prepaid expenses and other                         6,764       5,148
 Deferred income taxes, net                         6,989      17,706
                                                ----------  ----------
Total current assets                              123,952     121,367

PROPERTY AND EQUIPMENT, NET                        77,242      74,050

OTHER ASSETS
 Goodwill                                         255,179     192,147
 Intangibles, net                                  43,373      40,590
 Deferred income taxes, net                         3,461       3,461
 Other assets                                       4,103       3,861
                                                ----------  ----------
                                               $  507,310  $  435,476
                                                ==========  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable                              $   38,745  $   37,337
 Income taxes payable                              11,874       8,968
 Accrued taxes                                      6,350       6,700
 Accrued expenses                                  37,010      40,192
 Current maturities of long-term debt and
  capital lease obligations                           770          37
 Accrued restructuring costs                        3,268       1,071
                                                ----------  ----------
Total current liabilities                          98,017      94,305

LONG-TERM LIABILITIES
 Long-term debt and capital lease obligations     113,822      68,147
 Other accrued expenses                             6,316       6,094
                                                ----------  ----------
Total long-term liabilities                       120,138      74,241

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000
 shares authorized, 71,625,863 and 71,301,577
 shares issued and outstanding at September
 30, 2005 and December 31, 2004, respectively         716         713
Unrealized loss on marketable securities                -           6
Additional paid-in capital                        691,815     694,284
Unearned restricted stock compensation            (13,765)     (4,187)
Note receivable, shareholder                       (1,870)     (5,662)
Cumulative translation adjustment                  (1,961)      2,429
Accumulated deficit                              (385,780)   (420,653)
                                                ----------  ----------
Total shareholders' equity                        289,155     266,930
                                                ----------  ----------
                                               $  507,310  $  435,476
                                                ==========  ==========



            PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
             NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                       (IN THOUSANDS, UNAUDITED)


                                                    2005       2004
                                                  ---------  ---------
 CASH FLOWS FROM OPERATING ACTIVITIES
       Net income                                $  34,873  $  24,767
   Adjustments to reconcile net income to net
    cash provided by operating activities:
       Loss (gain) on discontinued operation         1,269     (1,195)
       Debt conversion costs                             -     17,027
       Depreciation                                 18,325     19,302
       Amortization                                 10,015      6,232
       Amortization of deferred financing costs        338        559
       Loss on sale of marketable securities,
        available for sale                             116         87
       Deferred income taxes                         8,712      5,110
       Gain on disposal of assets                      (45)       118
       Gain on note receivable and other
        liabilities                                      -     (1,223)
       Restructuring costs, net                      1,686     (3,697)
       Equity based compensation                     5,093      2,182
       Changes in assets and liabilities:
            Accounts receivable, net                (8,445)    (6,038)
            Prepaid expenses and other current
             assets                                 (1,230)      (723)
            Accounts payable and accrued
             expenses                                3,689     (5,434)
                                                  ---------  ---------
                   Total adjustments                39,523     32,307
                                                  ---------  ---------
       Total cash provided by operating
        activities from continuing operations       74,396     57,074
                                                  ---------  ---------
            Payments for discontinued
             operations                             (1,771)    (1,697)
                                                  ---------  ---------
                   Total cash provided by
                    operating activities            72,625     55,377
                                                  ---------  ---------

 CASH FLOWS FROM INVESTING ACTIVITIES
       Capital expenditures                        (22,544)   (19,487)
       Business acquisitions                       (78,097)   (62,386)
       Sale of marketable securities                   755        667
       Purchase of marketable securities              (306)      (291)
       Proceeds from note receivable                     -      2,400
                                                  ---------  ---------
                   Net cash used in investing
                    activities                    (100,192)   (79,097)
                                                  ---------  ---------
 CASH FLOWS FROM FINANCING ACTIVITIES
       Principal proceeds under borrowing
        arrangements                                96,300     39,600
       Principal payments under borrowing
        arrangements                               (52,757)    (5,000)
       Payments received on shareholder note         3,953
       Make whole interest payment -
        convertible notes                                -    (16,255)
       Purchase of treasury stock, at cost         (24,383)   (12,811)
       Exercise of stock options                     7,888     10,015
                                                  ---------  ---------
                   Total cash provided by
                    financing activities            31,001     15,549
                                                  ---------  ---------

 Effect of exchange rate changes on cash and
  equivalents                                       (3,052)      (308)
                                                  ---------  ---------
 NET INCREASE (DECREASE) IN CASH AND
  EQUIVALENTS                                          382     (8,479)
                                                  ---------  ---------
 CASH AND EQUIVALENTS, beginning of period       $  25,882  $  23,946
                                                  ---------  ---------
 CASH AND EQUIVALENTS, end of period             $  26,264  $  15,467
                                                  =========  =========



            PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
              (IN THOUSANDS EXCEPT SHARE DATA, UNAUDITED)

                                  Three Months Ended Nine Months Ended
                                     September 30,     September 30,
                                     2005     2004     2005    2004
Normalized operating income (1)
    Operating income, as reported  $ 17,086 $ 18,911  $62,752 $52,161
    Restructuring costs               2,745        -    3,285       -
                                    -------- --------  ------- -------
        Normalized operating
         income                    $ 19,831 $ 18,911  $66,037 $52,161
                                    -------- --------  ------- -------

Normalized income from continuing
 operations (1)
    Income from continuing
     operations for purposes of
     computing diluted income per
     share                         $  9,522 $ 14,890  $36,142 $24,954
    Elimination of one-time tax
     adjustments                          -   (3,086)       -  (3,086)
    Restructuring costs               1,682             2,001       -
    Elimination of discounted
     early retirement of an
     acquisition payable (tax
     effected at 38.9%)                   -     (260)       -    (260)
    Debt conversion costs  (tax
     effected at 38.9%)                   -        -        -  10,403
                                    -------- --------  ------- -------
        Normalized income from
         continuing operations     $ 11,204 $ 11,544  $38,143 $32,011
                                    -------- --------  ------- -------

Normalized diluted EPS from
 continuing operations (1)
    From continuing operations     $   0.13 $   0.21  $  0.50 $  0.35
    Elimination of one-time tax
     adjustments                          -    (0.04)       -   (0.04)
    Restructuring costs                0.02        -     0.03       -
    Elimination of discounted
     early retirement of an
     acquisition payable (tax
     effected at 38.9%)                   -    (0.00)       -   (0.00)
    Debt conversion costs  (tax
     effected at 38.9%)                   -        -        -    0.14
                                    -------- --------  ------- -------
        Normalized diluted EPS
         from continuing
         operations                $   0.15 $   0.16  $  0.53 $  0.45

Segment revenues excluding certain
 items (2)
    Revenues, as reported
        Conferencing &
         Collaboration             $ 62,092 $ 53,788
        Data Communications          58,857   61,478
        Eliminations                      -      (68)
                                    -------- --------
                                   $120,949 $115,198
                                    -------- --------

    Conferencing & Collaboration   $ 62,092 $ 53,788
    Excluding largest customer
     revenue                          4,750   12,017
                                    -------- --------
        Conferencing &
         Collaboration excluding
         largest customer revenue  $ 57,342 $ 41,771
                                    -------- --------

    Data Communications            $ 58,857 $ 61,478
    Excluding legacy broadcast fax
     revenue                         28,073   32,250
                                    -------- --------
        Data Communications
         excluding legacy
         broadcast fax revenue     $ 30,784 $ 29,228
                                    -------- --------

                                   September 30,
                                      2005
                                    --------
Net debt (3)
    Current maturities of long-
     term debt and capital lease
     obligations                   $    770
    Long-term debt and capital
     lease obligations              113,822
                                    --------
        Total debt                 $114,592

    Cash and equivalents           $ 26,264
                                    --------

        Net debt                   $ 88,328
                                    --------

 (1)Management believes that normalized operating income, normalized income from continuing operations and normalized diluted EPS from continuing operations provide useful information regarding underlying trends in our continuing operations by excluding non-recurring items that are unrelated to our ongoing operations.

 (2)The Company has previously announced Conferencing & Collaboration's largest customer's intention to insource most of its automated conferencing needs, as well as the acceleration in the decline of revenues generated by Data Communications legacy broadcast fax business in North America. The Company has presented business segment revenue excluding these items because management believes that these events or trends particular to each business segment may be deemed to be so significant to obscure patterns and trends of our core business in total.

 (3)Management believes that net debt provides useful information regarding the level of the Company's indebtedness by reflecting cash and cash equivalents that would be used to repay debt.




           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES IN FINANCIAL OUTLOOK
                      (amounts are estimates) (1)
              (IN MILLIONS EXCEPT SHARE DATA, UNAUDITED)




                                                        Year Ended
                                                        December 31,
                                                            2006
                                                      ----------------
Projected free cash flow (2)
    Projected net cash provided by operating
     activities                                             $90 - $95
    Projected capital expenditures                                $26
                                                      ----------------
    Projected free cash flow                                $64 - $69

    Projected free cash flow per share                  $0.88 - $0.95

Projected pro forma diluted EPS from continuing
 operations (3)
    Projected diluted EPS from continuing operations    $0.58 - $0.63
    Excluding non-cash equity based compensation                $0.09
    Excluding amortization                                      $0.10
                                                      ----------------
    Projected pro forma diluted EPS from continuing
     operations                                         $0.77 - $0.82


 (1)The Company has made a number of assumptions in preparing our projections, including assumptions as to the components of these financial metrics. The following reconciliations of projected non-GAAP financial measures include forward-looking information with respect to the information identified as a projection.
     These EPS projections assume a projected weighted average diluted share count of approximately 72.7 million shares.

 (2)Management believes free cash flow is one factor in determining our liquidity, showing the net cash generated by the Company's operating activities less capital expenditures required to operate our business.

 (3)The Company presents pro forma diluted EPS from continuing operations to exclude significant non-cash charges for equity based compensation and amortization expense in order to help investors better understand the operating performance of our business.

    CONTACT: Premiere Global Services, Atlanta
             Investor Calls
             Sean O'Brien, 404-262-8462